                                                                    EXHIBIT 25.1

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM T-1
                                    --------

                            STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

                          ____________________________

                         Bank One, National Association
              (Exact name of trustee as specified in its charter)

     A National Banking Association               36-0899825
                                                  (I.R.S. employer
                                                  identification number)

     1 Bank One Plaza, Chicago, Illinois          60670-0430
     (Address of principal executive offices)     (Zip Code)

                         Bank One, National Association
                        1 Bank One Plaza, Suite IL1-0430
                         Chicago, Illinois   60670-0430
      Attn:  Marla S. Roth, Global Corporate Trust Services (312) 407-3270
           (Name, address and telephone number of agent for service)

                         _____________________________

                              GreenPoint Asset LLC
              (Exact name of obligor as specified in its charter)

         Delaware                                 52260807
(State or other jurisdiction of                (I.R.S. employer
incorporation or organization)              identification number)


     10089 Willow Creek Road, Suite 335
     San Diego, CA                                         92131
     (Address of principal executive offices)           (Zip Code)

                                Debt Securities
                        (Title of Indenture Securities)

Item 1.   General Information.  Furnish the following information as to the
          --------------------
          trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

          Comptroller of Currency, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

          (b) Whether it is authorized to exercise corporate trust powers.

          The trustee is authorized to exercise corporate trust powers.

Item 2.   Affiliations With the Obligor.  If the obligor is an affiliate of the
          ------------------------------
          trustee, describe each such affiliation.

          No such affiliation exists with the trustee.

Item 16.  List of exhibits.   List below all exhibits filed as a part of this
          -----------------
          Statement of Eligibility.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4.  A copy of the existing by-laws of the trustee.*

          5.  Not Applicable.

          6.  The consent of the trustee required by Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.  Not Applicable.

          9.  Not Applicable.


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and the State of Illinois, on this 5th day of December, 2000.

            Bank One, National Association,
            Trustee

            By  /s/ Marla S. Roth
                -----------------
                Marla S. Roth
                Assistant Vice President


* Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of Bank One, National Association, filed as Exhibit 25 to the Registration Statement on Form S-3 of Household Finance Corporation filed with the Securities and Exchange Commission on March 24, 2000 (Registration No. 333-33240).

                                   EXHIBIT 6



                      THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT



                                                December 5, 2000


Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

         In connection with the qualification of an indenture between GreenPoint Asset LLC and Bank One, National Association, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                 Very truly yours,

                                 Bank One, National Association

                                 By   /s/ Marla S. Roth
                                      -----------------
                                      Marla S. Roth
                                      Assistant Vice President

EXHIBIT 7

Legal Title of Bank:       Bank One, NA                              Call Date: 09/30/00  ST-BK:  17-1630 FFIEC 031
Address:                   1 Bank One Plaza, Ste 0303                                                     Page RC-1
City, State  Zip:          Chicago, IL  60670
FDIC Certificate No.:      0/3/6/1/8
                           ---------
Consolidated Report of Condition for Insured Commercial
and State-Chartered Savings Banks for September 30, 2000

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet


                                                                                   Dollar Amounts in thousands  C400
                                                                                                                ----
                                                                                         RCFD                  BIL MIL THOU
                                                                                         ----                  ------------
ASSETS
1.  Cash and balances due from depository institutions (from Schedule RC-A):
                                                                                         RCFD
                                                                                         ----
    a.  Noninterest-bearing balances and currency and coin(1)...............             0081                  4,909,175        1.a
    b.  Interest-bearing balances(2)........................................             0071                  9,456,424        1.b
2.  Securities
    a.  Held-to-maturity securities (from SchedulE RC-B, column A)..........             1754                          0        2.a
    b.  Available-for-sale securities (from Schedule RC-B, column D)........             1773                  9,538,301        2.b
3.  Federal funds sold and securities purchased under agreements to
    resell..................................................................             1350                  9,181,125        3.
                                                                                         RCFD
                                                                                         ----
4.  Loans and lease financing receivables:
    a.  Loans and leases, net of unearned income (from Schedule RC-C).......             2122                 57,440,802        4.a
    b.  LESS: Allowance for loan and lease losses...........................             3123                    984,209        4.b
    c.  LESS: Allocated transfer risk reserve...............................             3128                          0        4.c
    d.  Loans and leases, net of unearned income, allowance, and
        reserve (item 4.a minus 4.b and 4.c)................................             2125                 56,456,593        4.d
                                                                                         RCFD
                                                                                         ----
5.  Trading assets (from Schedule RD-D).....................................             3545                  3,648,812        5.
6.  Premises and fixed assets (including capitalized leases)................             2145                    587,051        6.
7.  Other real estate owned (from Schedule RC-M)............................             2150                      1,798        7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M)..........................................             2130                    426,504        8.
9.  Customers' liability to this bank on acceptances outstanding............             2155                    458,892        9.
10. Intangible assets (from Schedule RC-M)..................................             2143                    207,832       10.
11. Other assets (from Schedule RC-F).......................................             2160                  3,247,525       11.
12. Total assets (sum of items 1 through 11)................................             2170                 98,120,032       12.

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.


Legal Title of Bank:            Bank One, NA                        Call Date:  09/30/00 ST-BK: 17-1630 FFIEC 031
Address:                        1 Bank One Plaza, Ste 0303                            Page RC-2
City, State  Zip:               Chicago, IL  60670
FDIC Certificate No.:           0/3/6/1/8
                                ---------

Schedule RC-Continued                                                                   Dollar Amounts in
                                                                                            Thousands
                                                                                            ---------
LIABILITIES
13.  Deposits:
     a. In domestic offices (sum of totals of columns A and C                            RCON
        from Schedule RC-E, part 1).........................................             ----
                                                                                         2200                 25,738,075       13.a

        (1) Noninterest-bearing(1).................................     6631              10,584,200       13.a1
        (2) Interest-bearing.......................................     6636              15,153,875       13.a2
                                                                        RCFN
     b. In foreign offices, Edge and Agreement subsidiaries, and        ----
        IBFs (from Schedule RC-E, part II).........................     2200              31,520,969       13.b
        (1) Noninterest bearing....................................     6631                 465,521       13.b1
        (2) Interest-bearing.......................................     6636              31,055,448       13.b2
                                                                        RCFD
14.  Federal funds purchased and securities sold under agreements       ----
     to repurchase:                                                     2800               3,226,453       14
                                                                        RCON
                                                                        ----
15.  a. Demand notes issued to the U.S. Treasury...................     2840                 572,166       15.a
                                                                        RCFD
                                                                        ----
     b. Trading Liabilities (from Schedule RC-D)..................      3548               3,356,051       15.b
                                                                        RCFD
16.  Other borrowed money:                                              ----
     a. With original maturity of one year or less.................     2332              17,661,460       16.a
     b. With original  maturity of more than one year..............     A547               2,903,834       16.b
     c. With original maturity of more than three years ...........     A548               1,776,624       16.c
17.  Not applicable
18.  Bank's liability on acceptance executed and outstanding.......     2920                 458,892       18.
19.  Subordinated notes and debentures.............................     3200               2,800,000       19.
20.  Other liabilities (from Schedule RC-G)........................     2930               2,354,330       20.
21.  Total liabilities (sum of items 13 through 20)................     2948              92,368,854       21.
22.  Not applicable
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus.................     3838                       0       23.
24.  Common stock..................................................     3230                 200,858       24.
25.  Surplus (exclude all surplus related to preferred stock)......     3839               3,660,673       25.
26.  a. Undivided profits and capital reserves.....................     3632               1,953,506       26.a
     b. Net unrealized holding gains (losses) on available-for-sale
        securities.................................................     8434                 (63,547)      26.b
     c. Accumulated net gains (losses) on cash flow hedges.........     4336                       0       26.c
27.  Cumulative foreign currency translation adjustments...........     3284                    (312)      27.
28.  Total equity capital (sum of items 23 through 27).............     3210               5,751,178       28.
29.  Total liabilities, limited-life preferred stock, and equity
     capital (sum of items 21, 22, and 28).........................     3300              98,120,032       29.

Memorandum
To be reported only with the March Report of Condition.
1.  Indicate in the box at the right the number of the statement below that best describes the       --------------------
    most comprehensive level of auditing work performed for the bank by independent external          N/A         Number
    auditors as of any date during 1996.........................................................     RCFD 6724      M.1.
                                                                                                     --------------------
1 = Independent audit of the bank conducted in accordance             4 = Directors' examination of the bank performed by other
    with generally accepted auditing standards by a certified             external auditors (may be required by state chartering
    public accounting firm which submits a report on the bank             authority)
2 = Independent audit of the bank's parent holding company            5 = Review of the bank's financial statements by external
    conducted in accordance with generally accepted auditing              auditors
    standards by a certified public accounting firm which submits     6 = Compilation of the bank's financial statements by
    a report on the consolidated holding company (but not on the          external auditors
    bank separately)                                                  7 = Other audit procedures (excluding tax preparation
3 = Directors' examination of the bank conducted in                       work)
    accordance with generally accepted auditing standards             8 = No external audit work
    by a certified public accounting firm (may be required by state chartering  authority)

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.